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                                                                  Exhibit 23.2





                    [LETTERHEAD OF PORTER KEADLE MOORE, LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 14, 2000, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Peoples Bancorp of North Carolina, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peoples Bancorp of North Carolina, Inc. on Form S-8.


                                                  /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
September 28, 2000